Exhibit 10.6

[Date]

[Name]

Dear [Name],

As you know, on December 9, 2013 US Airways Group, Inc. (“US Airways”), AMR Corporation and AMR Merger Sub, Inc. (together, “American”) combined to form American Airlines Group Inc. (the “Company”). The closing of this combination (the “Combination”) constitutes a change in control under your Executive Change in Control and Severance Benefits Agreement, dated as of [                    ] (the “Change in Control Agreement”) and, together with changes in your position with the Company, may provide you “Good Reason” to resign your employment and become entitled to severance payments and benefits under your Change in Control Agreement.

By signing this letter agreement, you hereby waive any right you may have to resign your employment with US Airways for “Good Reason” in connection with the changes made to your employment relationship with US Airways and the Company in connection with the closing of the Combination, including due to the relocation of your principal place of employment to North Texas, or any change in your position, duties or responsibilities or your reporting relationship. You acknowledge and agree that, as consideration for the foregoing, the Compensation Committee of the Company’s Board of Directors has granted you a restricted stock unit award (the “RSU Award”) covering [                ] shares of the Company’s common stock that will vest based upon your continued employment to the Company and the achievement of certain performance goals. For the avoidance of doubt, you are only waiving “Good Reason” for changes made to your employment relationship in connection with the closing of the Combination and are not waiving “Good Reason” for any events that may occur in the future, though in no event will the RSU Award be subject to accelerated vesting under your Change in Control Agreement. Except for the waiver provided in this letter, your Change in Control Agreement remains in full force and effect.

Please acknowledge your acceptance of this letter agreement, and the waiver provided herein, by signing below. You understand that the waiver shall be effective immediately upon your signature to this letter agreement. You also understand that this letter agreement may not be amended or modified except in a writing signed by you and a duly authorized representative of the Company.

Regards,

American Airlines Group Inc.

By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED TO this 9th of December 2013.

[Name]